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                                                                    Exhibit 99.1

                                                                    NEWS RELEASE

For more information please contact:

J.B. Doherty
Chairman and Chief Executive Officer
(215) 628-3600 x127
jdoherty@imagemax.com

David B. Walls
Chief Financial Officer
(215) 628-3600 x118
dwalls@imagemax.com

FOR IMMEDIATE RELEASE
PR-200401

              IMAGEMAX FILES FORM 15 TO DEREGISTER ITS COMMON STOCK

         Fort Washington, PA, January 8, 2004 - ImageMax, Inc. (OTCBB: IMAG.OB) today filed a Form 15 with the Securities and Exchange Commission to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934. The Company expects the deregistration to become effective within 90 days of the filing with the SEC. As a result of the Form 15 filing, the Company's obligation to file with the SEC certain reports and forms, including Forms 10-K, 10-Q, and 8-K, have been suspended and upon effectiveness will cease. The Company expects to realize significant cost savings as a result of being relieved of its SEC reporting requirements. The Company's securities will no longer be eligible for quotation on the Over The Counter Bulletin Board (OTCBB).

         "After careful consideration and deliberation, the Company's Board of Directors decided to take this action because we believe that the burden and costs associated with operating as a public company currently outweigh any advantages," said J. B. Doherty, Chairman and Chief Executive Officer.

         The factors considered by the Company's Board of Directors in making this decision include the following:

         1) The costs, both direct and indirect, incurred by the Company each year in connection with the preparation and filing of periodic reports and forms with the SEC that are expected to increase as a result of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and new SEC rules promulgated thereunder;

         2) Expected annual savings of approximately $500,000 in audit and tax fees, directors and officers insurance premium, Board of Directors fees, and public company reporting and filing fees;

         3) The ongoing costs and requirements for independent directors to serve on the Board of Directors and various committees which are expected to increase in light of new regulations promulgated by the SEC under Sarbanes-Oxley;

         4) The benefit of allowing senior management to spend less time with SEC report and form preparation will enable them to devote their full attention and effort to the Company's operations and long-term financial objectives;

         5) The reduction in the amount of public information available to competitors;

         6) The market value that the public markets are applying to the Company; and

         7) The lack of institutional investor interest and analyst coverage and the fact that the Company's common stock is very thinly traded.
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         "We believe that all of the Company's stakeholders, including shareholders, employees, customers, vendors and creditors, are better served with the Company deregistering from the SEC, allowing senior management to focus all of its resources and efforts on implementing the Company's operating plan in 2004. We believe that the best way to increase shareholder value is to focus the team's efforts on the Company's business fundamentals," continued Doherty.

         The Company also announced that effective with the Form 15 filing former Chairman of the Board David C. Carney and independent directors H. Craig Lewis, M. Christine Murphy, and Dr. Frederick E. Webster, Jr. resigned from the Company's Board of Directors.

         "The Company is grateful for the directors' dedication, efforts and service to ImageMax. Their stewardship and counsel is appreciated and we wish them all the best in their future endeavors," said Mr. Doherty.

         ImageMax is a national provider of document management services and products that enable clients to more efficiently capture, index, and retrieve documents across a variety of media, including the Internet through its web-enabled document storage and retrieval product, ImageMaxOnline. The Company operates from 26 facilities across the United States.

         Statements in this press release which are not historical fact, such as with respect to the Company's strategic and operating plans, its ability to establish new customer and product opportunities, manage costs, achieve cost savings, make its debt service payments, and meet its financial covenants, the Company's future revenues, profitability, operating results and cash flows, and the identification or consummation of any particular transaction or strategic outcome, are forward-looking statements that involve risk and uncertainty, including that there is no assurance the Company will be able to achieve anticipated cost savings as well as those set forth in "Business-Risk Factors" in ImageMax' 2002 Annual Report on Form 10-K and other ImageMax filings with the Securities and Exchange Commission. Accordingly, there is no assurance that the results in the forward-looking statements will be achieved.